Artisan Partners Asset Management Inc. Reports 2Q26 Results and Quarterly Dividend
Milwaukee, WI - July 28, 2026 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter ended June 30, 2026, and declared a quarterly dividend.
Chief Executive Officer Jason Gottlieb said: "Our long-term investment performance remains strong, with over 75% of our assets under management outperforming benchmarks across the three-, five-, and ten-year, and since-inception periods. Our strategies participated in the strong market environment during the quarter while remaining resilient as volatility returned in June, reflecting the quality and discipline of our investment teams.

"Our credit-oriented teams continued to deliver exceptional investment performance and business development results. During the quarter, our credit strategies raised approximately $700 million of net inflows, representing a 15% annualized organic growth rate and their 16th consecutive quarter of positive organic growth. Our alternative strategies added approximately $300 million of net inflows, representing a 25% annualized organic growth rate and positive organic growth in five of the last six quarters. EMsights Capital Group continues to build momentum, surpassing $5 billion in assets under management. While pressures on equity flows persist, we funded a $1 billion institutional mandate for our Global Discovery strategy and raised more than $200 million of net inflows into our Sustainable Emerging Markets strategy.

"Firmwide net outflows totaled $10.5 billion during the quarter, including $6.4 billion of net outflows from the U.S. Value team’s strategies, largely concentrated in the loss of a single sub-advisory mandate. After the significant decline in assets, we determined to wind down the U.S. Value business and return capital to investors in the U.S. Mid-Cap Value, Value Equity, and Value Income strategies, a process that we expect will be largely complete by the end of the third quarter. While the wind-down was a difficult decision, the U.S. Value team had a tremendous run over nearly 30 years at Artisan Partners, generating and compounding wealth for clients and contributing to the success and growth of the firm.

"Assets under management ended the quarter at $183.4 billion, a record quarter-end level. Average assets under management increased 9% compared to the second quarter of 2025, while revenues increased 9% to $307.9 million. On a GAAP basis, operating income increased 6% to $84.6 million, operating margin was 27.5% and earnings per share were $1.11. On an adjusted basis, operating income increased 13% to $101.4 million, operating margin expanded 120 basis points to 32.9% and earnings per share increased 13% to $0.94. These results demonstrate the earnings power of our diversified platform and our ability to generate attractive financial performance despite flow headwinds in select equity franchises.

"Consistent with our goal to be one of the world's preeminent multi-asset class investment platforms, we remain focused on expanding our capabilities in areas where we see durable client demand and can maximize alpha, including credit and alternatives, while continuing to invest to support our high-performing investment teams. Our strong balance sheet, consistent cash generation and disciplined capital allocation position us well to invest for long-term growth while continuing to return meaningful capital to shareholders."

AUM and Flows

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
	(unaudited, in millions)
Beginning assets under management	$172,981	$179,928	$162,390	$179,928	$161,208
Gross client cash inflows	8,797	9,188	6,233	17,985	13,247
Gross client cash outflows	(19,296)	(12,305)	(8,096)	(31,601)	(17,950)
Net client cash flows	(10,499)	(3,117)	(1,863)	(13,616)	(4,703)
Acquisitions[1]	—	880	—	880	—
Realizations[2]	(58)	—	—	(58)	—
Artisan Funds' distributions not reinvested[3]	(231)	(134)	(194)	(365)	(310)
Investment returns and other	21,196	(4,576)	15,212	16,620	19,350
Ending assets under management	$183,389	$172,981	$175,545	$183,389	$175,545
Average assets under management	$181,874	$182,403	$166,774	$182,187	$166,782

Financial Results
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$183.4	$173.0	$175.5	$183.4	$175.5
Average	181.9	182.4	166.8	182.2	166.8

Consolidated Financial Results (GAAP)
Revenues	$307.9	$303.0	$282.8	$610.9	$559.9
Operating income	84.6	94.2	79.8	178.8	166.3
Operating margin	27.5%	31.1%	28.2%	29.3%	29.7%
Net income attributable to Artisan Partners Asset Management Inc.	$80.9	$58.0	$67.6	$138.9	$128.7
Basic earnings per share	1.11	0.76	0.94	1.90	1.78
Diluted earnings per share	1.11	0.76	0.94	1.90	1.78

Adjusted[4] Financial Results
Adjusted operating income	$101.4	$94.2	$89.6	$195.6	$178.6
Adjusted operating margin	32.9%	31.1%	31.7%	32.0%	31.9%
Adjusted EBITDA[5]	$106.0	$98.4	$94.2	$204.4	$187.8
Adjusted net income	76.5	70.8	67.5	147.3	134.5
Adjusted net income per adjusted share	0.94	0.87	0.83	1.81	1.66

______________________________________
1 Reflects AUM obtained in connection with the closing of the Grandview Property Partners acquisition on January 2, 2026.
2 Represents the distribution of realized proceeds from the disposition of assets.
3 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
4 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
5 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

Capital Management and Balance Sheet
Cash and cash equivalents were $334.5 million at June 30, 2026, compared to $214.4 million at December 31, 2025. During the June 30, 2026 quarter, the Company paid a dividend of $0.77 per share of Class A common stock with respect to the March 2026 quarter. The Company had total borrowings of $190.0 million at June 30, 2026 and December 31, 2025.
Total stockholders’ equity was $465.3 million at June 30, 2026, compared to $478.1 million at December 31, 2025. The Company had 71.0 million Class A common shares outstanding at June 30, 2026. The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.39x at June 30, 2026.
Dividend
The Company’s board of directors declared a variable quarterly dividend of $0.80 per share of Class A common stock with respect to the June 2026 quarter. The variable quarterly dividend represents approximately 80% of the cash generated in the June 2026 quarter and will be paid on August 31, 2026, to shareholders of record as of the close of business on August 17, 2026. Based on our projections and subject to change, we expect some portion of the 2026 dividend payments to constitute a return of capital for tax purposes.
Subject to board approval each quarter, we currently expect to pay a quarterly dividend of approximately 80% of the cash the Company generates each quarter from operations. We expect cash generation will generally equal adjusted net income plus long-term incentive compensation expense, less cash reserved for future franchise capital awards, with additional adjustments made for certain other sources and uses of cash, including capital expenditures. After the end of the year, our board will consider payment of a special dividend from the 20% withheld each quarter plus any discrete sources and uses of cash throughout the year, including gains realized upon seed capital redemptions and investments redeemed in connection with forfeited franchise capital awards.
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Conference Call
The Company will host a conference call on July 29, 2026, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Jason Gottlieb, Chief Executive Officer and President, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10209594. A replay of the call will be available until August 5, 2026, at 9:00 a.m. (Eastern Time), by dialing 855.669.9658 or 412.317.0088 for international callers; the replay conference ID is 2052531. An audio recording will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions for whatever reason, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other matters that cause damage to our reputation, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release except as required by law.
Assets Under Management (AUM) refers to the assets of pooled vehicles and separate accounts to which Artisan Partners provides services. Artisan Partners’ AUM as reported here includes assets of certain strategies for which Artisan Partners provides model portfolios to managed account sponsors, for which we earn only investment-related service fees. Model assets are generally reported on a lag not exceeding one quarter and represented $382 million, $314 million, and $115 million in aggregate as of June 30, 2026, March 31, 2026, and June 30, 2025, respectively. Artisan's definition of AUM is not based on any definition of Assets Under Management contained in Form ADV or in any of Artisan's investment management agreements.
Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results. In these materials we present relative performance, sourced from Artisan Partners, MSCI, Russell, S&P, JP Morgan and ICE BofA. Current performance may be lower or higher than the performance shown.
Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the composite. Fees may be higher for certain pooled vehicles, and the composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Certain Artisan composite returns may be represented by a single account.
In these materials, we present Value Added, which is the difference between an Artisan strategy's average annual return and the return of its respective benchmark. We may also present Excess Returns (alpha), which are an estimate of the amount in dollars by which Artisan's investment strategies have outperformed or underperformed their respective benchmark. Excess Returns are calculated by (i) multiplying a strategy's beginning-of-year AUM by the difference between the returns (in basis points) of the strategy (gross of fees, unless otherwise indicated) and the benchmark for the ensuing year and (ii) summing all strategies' Excess Returns for each year calculated. Investment returns and other include all changes in AUM not included in Excess Returns, client cash flows, acquisitions, realizations and Artisan Funds distributions not reinvested. The benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is generally the market index most commonly used by our clients to compare the performance of the relevant strategy. For certain strategies that are managed for absolute return, the benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is the index used by the Company’s management to evaluate the performance of the strategy. YTD Relative performance as presented in these materials compares the performance of a strategy's composite to its respective index.

Composites / Indexes used for the comparison calculations described are: Non-U.S. Growth Strategy / International Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy / Franchise Strategy-MSCI All Country World Index; Global Discovery Strategy: MSCI All Country World Small Mid Cap Index; Non-U.S. Small-Mid Growth Strategy-MSCI All Country World Index Ex USA Small Mid Index; U.S. Mid-Cap Growth Strategy-Russell Midcap Growth® Index; U.S. Mid-Cap Value Strategy-Russell Midcap Value® Index; U.S. Small-Cap Growth Strategy-Russell 2000 Growth® Index; Value Equity Strategy-Russell 1000 Value® Index; Developing World Strategy / Sustainable Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-ICE BofA U.S. High Yield Index; Credit Opportunities Strategy-ICE BofA U.S. Dollar 3-Month Deposit Offered Rate Constant Maturity Index; Antero Peak Strategy / Antero Peak Hedge Strategy / Select Equity Strategy / Value Income Strategy-S&P 500® Market Index; International Explorer Strategy-MSCI All Country World Index Ex USA Small Cap; Floating Rate Strategy-S&P UBS Leveraged Loan Index; Global Unconstrained Strategy-ICE BofA 3-Month U.S. Treasury Bill Index; Global Special Situations Strategy-ICE BofA Global High Yield Index; Emerging Markets Debt Opportunities Strategy-J.P. Morgan EMB Hard Currency/Local Currency 50-50; Emerging Markets Local Opportunities Strategy-J.P. Morgan GBI-EM Global Diversified Index. Where applicable, composite returns have been included for the following discontinued strategies and their indexes: Global Small-Cap Growth Strategy (Jul 1, 2013-Dec 31, 2016)-MSCI ACWI Small Cap Index; U.S. Small-Cap Value Strategy (Jun 1, 1997-Apr 30, 2016)-Russell 2000® Index; Non-U.S. Small-Cap Growth Strategy (Jan 1, 2002-Nov 30, 2018)-MSCI EAFE Small Cap Index; China Post-Venture Strategy (Apr 1, 2021-Jun 30, 2025). Index returns do not reflect the payment of fees and expenses. An investment cannot be made directly in an Artisan Partners composite or a market index and the aggregated results are hypothetical.
None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service. The funds and strategies may not be available to all investors in all jurisdictions.
Grandview Property Partners is a separate, wholly-owned subsidiary and a registered investment adviser with the U.S. Securities and Exchange Commission.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global multi-asset investment platform providing a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
866.632.1770
ir@artisanpartners.com

Exhibit 1
Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Revenues
Management fees
Artisan Funds and Artisan Global Funds	$198.0	$192.9	$179.6	$390.9	$354.3
Separate accounts and other	109.7	109.9	103.2	219.6	205.6
Performance fees	0.2	0.2	—	0.4	—
Total revenues	307.9	303.0	282.8	610.9	559.9

Operating expenses
Compensation and benefits	182.0	168.7	165.8	350.7	321.0
Distribution, servicing and marketing	7.7	7.5	6.8	15.2	13.2
Occupancy	7.0	7.1	7.3	14.1	14.7
Communication and technology	14.0	13.8	13.6	27.8	26.5
General and administrative	12.3	11.5	9.5	23.8	18.2
Amortization of intangible assets	0.3	0.2	—	0.5	—
Total operating expenses	223.3	208.8	203.0	432.1	393.6
Operating income	84.6	94.2	79.8	178.8	166.3
Interest expense	(2.2)	(2.1)	(2.1)	(4.3)	(4.2)
Interest income on cash and cash equivalents and other	2.3	1.9	1.9	4.2	3.9
Gain (loss) on non-operating liabilities	(0.2)	—	—	(0.2)	—
Net investment gain (loss) of consolidated investment products	12.7	(2.5)	22.7	10.2	29.8
Net investment gain (loss) of nonconsolidated investment products	29.5	(5.1)	18.6	24.4	22.4
Total non-operating income (expense)	42.1	(7.8)	41.1	34.3	51.9
Income before income taxes	126.7	86.4	120.9	213.1	218.2
Provision for income taxes	25.9	18.8	24.9	44.7	44.9
Net income before noncontrolling interests	100.8	67.6	96.0	168.4	173.3
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	15.1	11.1	13.4	26.2	25.3
Less: Net income (loss) attributable to noncontrolling interests - consolidated investment products	4.8	(1.5)	15.0	3.3	19.3
Net income attributable to Artisan Partners Asset Management Inc.	$80.9	$58.0	$67.6	$138.9	$128.7

Basic earnings per share - Class A common shares	$1.11	$0.76	$0.94	$1.90	$1.78
Diluted earnings per share - Class A common shares	$1.11	$0.76	$0.94	$1.90	$1.78

Average shares outstanding
Class A common shares	66.4	66.1	65.6	66.2	65.5
Participating unvested restricted share-based awards	5.2	5.1	5.4	5.2	5.4
Total average shares outstanding	71.6	71.2	71.0	71.4	70.9

Exhibit 2
Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$80.9	$58.0	$67.6	$138.9	$128.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	15.1	11.1	13.4	26.2	25.3
Add back: Provision for income taxes	25.9	18.8	24.9	44.7	44.9
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	16.8	0.0	9.8	16.8	12.3
Add back: Change in fair value of contingent consideration	0.2	—	—	0.2	—
Add back: Net investment (gain) loss of investment products attributable to APAM	(37.3)	6.1	(26.1)	(31.2)	(32.6)
Less: Adjusted provision for income taxes	25.1	23.2	22.1	48.3	44.1
Adjusted net income (Non-GAAP)	$76.5	$70.8	$67.5	$147.3	$134.5

Average shares outstanding
Class A common shares	66.4	66.1	65.6	66.2	65.5

Assumed vesting or exchange of:
Unvested restricted share-based awards	5.2	5.1	5.4	5.2	5.4
Artisan Partners Holdings LP units outstanding (noncontrolling interest)	10.1	10.1	10.2	10.1	10.3
Adjusted shares	81.7	81.3	81.2	81.5	81.2

Basic earnings per share (GAAP)	$1.11	$0.76	$0.94	$1.90	$1.78
Diluted earnings per share (GAAP)	$1.11	$0.76	$0.94	$1.90	$1.78
Adjusted net income per adjusted share (Non-GAAP)	$0.94	$0.87	$0.83	$1.81	$1.66

Operating income (GAAP)	$84.6	$94.2	$79.8	$178.8	$166.3
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	16.8	0.0	9.8	16.8	12.3
Adjusted operating income (Non-GAAP)	$101.4	$94.2	$89.6	$195.6	$178.6

Operating margin (GAAP)	27.5%	31.1%	28.2%	29.3%	29.7%
Adjusted operating margin (Non-GAAP)	32.9%	31.1%	31.7%	32.0%	31.9%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$80.9	$58.0	$67.6	$138.9	$128.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	15.1	11.1	13.4	26.2	25.3
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	16.8	0.0	9.8	16.8	12.3
Add back: Change in fair value of contingent consideration	0.2	—	—	0.2	—
Add back: Net investment (gain) loss of investment products attributable to APAM	(37.3)	6.1	(26.1)	(31.2)	(32.6)
Add back: Interest expense	2.2	2.1	2.1	4.3	4.2
Add back: Provision for income taxes	25.9	18.8	24.9	44.7	44.9
Add back: Depreciation and amortization	2.2	2.3	2.5	4.5	5.0
Adjusted EBITDA (Non-GAAP)	$106.0	$98.4	$94.2	$204.4	$187.8

Supplemental Non-GAAP Financial Information
The Company's management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) change in fair value of contingent consideration, (5) non-recurring expenses (if any) and (6) adjustments to deferred taxes as a result of the enactment of tax laws (if any). These adjusted measures also remove the non-operational complexities of the Company's structure by adding back noncontrolling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide meaningful information to analyze the Company's profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company's non-GAAP measures are as follows:
•Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) change in fair value of contingent consideration, (5) non-recurring expenses (if any) and (6) adjustments to deferred taxes as a result of the enactment of tax laws (if any). Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting APAM's current federal, state and local income statutory tax rates. The adjusted tax rate was 24.7% for all periods presented.
•Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.
•Adjusted operating income represents the operating income of the consolidated company excluding compensation expense related to market valuation changes in compensation plans and non-recurring expenses.
•Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.
•Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Compensation expense (reversal) related to market valuation changes in compensation plans represents the expense (income) associated with the change in the long-term incentive award liability resulting from investment returns of the underlying investment products. Because the compensation expense impact of the investment market exposure is economically hedged, management believes it is useful to reflect the expected net income offset in the calculation of adjusted operating income, adjusted net income, and adjusted EBITDA. The related investment gain (loss) on the underlying investments is included in the adjustment for net investment gain (loss) of investment products.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s investments, in both consolidated sponsored investment products and nonconsolidated sponsored investment products, including investments in sponsored investment products held to economically hedge compensation plans. Excluding these non-operating market gains or losses on investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business. Interest income generated on cash and cash equivalents is considered part of normal operations, and therefore, is not excluded from adjusted net income.
Change in fair value of contingent consideration represents the income (expense) associated with the change in fair value of acquisition-related contingent consideration.
Non-recurring expenses (if any) represents non-recurring professional fees that are not reflective of core operations.
Adjustments to income tax expense as a result of the enactment of tax laws (if any) relates to the remeasurement of deferred tax assets upon enactment.

Exhibit 3
Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$334.5	$214.4
Accounts receivable	122.6	154.5
Investment securities	246.2	228.0
Deferred tax assets	335.8	354.7
Goodwill	40.3	—
Other intangible assets, net	7.7	—
Assets of consolidated investment products	209.6	462.0
Operating lease assets	110.6	105.3
Other	52.2	58.4
Total assets	$1,459.5	$1,577.3

Liabilities and equity
Accounts payable, accrued expenses and other	$48.5	$32.4
Accrued short-term incentive compensation	112.2	28.9
Accrued long-term incentive compensation	117.4	105.4
Contingent consideration	26.1	—
Operating lease liabilities	125.7	120.9
Borrowings	189.2	189.1
Amounts payable under tax receivable agreements	275.0	303.4
Liabilities of consolidated investment products	14.0	14.8
Total liabilities	908.1	794.9

Redeemable noncontrolling interests	86.1	304.3
Total stockholders’ equity	465.3	478.1
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,459.5	$1,577.3

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team
	Growth	Global Equity	U.S. Value	International Value Group	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Grandview Property Partners	Total
June 30, 2026
Beginning assets under management	$28,283	$15,849	$7,506	$51,743	$35,804	$2,781	$15,530	$3,145	$2,346	$4,332	$4,763	$899	$172,981
Gross client cash inflows	1,844	491	126	2,580	842	463	1,279	266	291	116	499	—	8,797
Gross client cash outflows	(4,630)	(1,077)	(6,483)	(3,193)	(1,431)	(227)	(591)	(681)	(318)	(520)	(145)	—	(19,296)
Net client cash flows	(2,786)	(586)	(6,357)	(613)	(589)	236	688	(415)	(27)	(404)	354	—	(10,499)
Acquisitions[1]	—	—	—	—	—	—	—	—	—	—	—	—	—
Realizations[2]	—	—	—	—	—	—	—	—	—	—	—	(58)	(58)
Artisan Funds' distributions not reinvested[3]	—	—	—	(115)	—	—	(110)	—	—	—	(6)	—	(231)
Investment returns and other	4,281	1,622	630	7,353	4,820	491	402	562	497	381	161	(4)	21,196
Ending assets under management	$29,778	$16,885	$1,779	$58,368	$40,035	$3,508	$16,510	$3,292	$2,816	$4,309	$5,272	$837	$183,389
Average assets under management	$28,535	$17,231	$5,675	$56,112	$38,820	$3,316	$16,099	$3,303	$2,627	$4,249	$5,037	$870	$181,874

March 31, 2026
Beginning assets under management	$31,259	$15,907	$7,880	$54,010	$37,264	$2,537	$15,051	$4,283	$2,446	$4,913	$4,378	$—	$179,928
Gross client cash inflows	1,884	549	181	2,134	1,320	402	1,372	258	361	189	538	—	9,188
Gross client cash outflows	(3,395)	(1,035)	(247)	(3,603)	(1,470)	(150)	(611)	(643)	(357)	(609)	(185)	—	(12,305)
Net client cash flows	(1,511)	(486)	(66)	(1,469)	(150)	252	761	(385)	4	(420)	353	—	(3,117)
Acquisitions[1]	—	—	—	—	—	—	—	—	—	—	—	880	880
Realizations[2]	—	—	—	—	—	—	—	—	—	—	—	—	—
Artisan Funds' distributions not reinvested[3]	—	—	—	(29)	—	—	(101)	—	—	—	(4)	—	(134)
Investment returns and other	(1,465)	428	(308)	(769)	(1,310)	(8)	(181)	(753)	(104)	(161)	36	19	(4,576)
Ending assets under management	$28,283	$15,849	$7,506	$51,743	$35,804	$2,781	$15,530	$3,145	$2,346	$4,332	$4,763	$899	$172,981
Average assets under management[4]	$30,346	$16,729	$7,878	$54,979	$37,676	$2,831	$15,403	$3,894	$2,484	$4,657	$4,656	$890	$182,403

June 30, 2025
Beginning assets under management	$34,669	$13,442	$7,540	$47,486	$30,256	$1,625	$12,434	$4,147	$2,121	$5,353	$3,317	$—	$162,390
Gross client cash inflows	770	220	65	2,297	886	202	1,027	196	147	110	313	—	6,233
Gross client cash outflows	(2,714)	(763)	(134)	(1,883)	(1,008)	(56)	(729)	(175)	(146)	(447)	(41)	—	(8,096)
Net client cash flows	(1,944)	(543)	(69)	414	(122)	146	298	21	1	(337)	272	—	(1,863)
Artisan Funds' distributions not reinvested[3]	—	—	—	(101)	—	—	(91)	—	—	—	(2)	—	(194)
Investment returns and other	4,023	2,262	294	3,072	2,772	276	455	616	418	840	184	—	15,212
Ending assets under management	$36,748	$15,161	$7,765	$50,871	$32,906	$2,047	$13,096	$4,784	$2,540	$5,856	$3,771	$—	$175,545
Average assets under management	$34,785	$14,272	$7,372	$49,017	$31,191	$1,769	$12,559	$4,452	$2,261	$5,518	$3,578	$—	$166,774
______________________________________
1 Reflects AUM obtained in connection with the closing of the Grandview Property Partners acquisition on January 2, 2026.
2 Represents the distribution of realized proceeds from the disposition of assets.
3 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
4 For Grandview Property Partners, average assets under management is for the period beginning January 2, 2026, when the team was acquired.

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Vehicle
	Artisan Funds and Artisan Global Funds	Separate Accounts and Other [1]	Total
June 30, 2026
Beginning assets under management	$84,459	$88,522	$172,981
Gross client cash inflows	5,831	2,966	8,797
Gross client cash outflows	(6,858)	(12,438)	(19,296)
Net client cash flows	(1,027)	(9,472)	(10,499)
Acquisitions[2]	—	—	—
Realizations[3]	—	(58)	(58)
Artisan Funds' distributions not reinvested[4]	(231)	—	(231)
Investment returns and other	10,274	10,922	21,196
Net transfers[5]	(28)	28	—
Ending assets under management	$93,447	$89,942	$183,389
Average assets under management	$90,469	$91,405	$181,874

March 31, 2026
Beginning assets under management	$87,875	$92,053	$179,928
Gross client cash inflows	6,353	2,835	9,188
Gross client cash outflows	(7,424)	(4,881)	(12,305)
Net client cash flows	(1,071)	(2,046)	(3,117)
Acquisitions[2]	—	880	880
Realizations[3]	—	—	—
Artisan Funds' distributions not reinvested[4]	(134)	—	(134)
Investment returns and other	(2,211)	(2,365)	(4,576)
Ending assets under management	$84,459	$88,522	$172,981
Average assets under management	$89,171	$93,232	$182,403

June 30, 2025
Beginning assets under management	$79,220	$83,170	$162,390
Gross client cash inflows	4,467	1,766	6,233
Gross client cash outflows	(4,648)	(3,448)	(8,096)
Net client cash flows	(181)	(1,682)	(1,863)
Artisan Funds' distributions not reinvested[4]	(194)	—	(194)
Investment returns and other	6,781	8,431	15,212
Ending assets under management	$85,626	$89,919	$175,545
Average assets under management	$81,406	$85,368	$166,774
______________________________________
1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, Artisan-branded collective investment trusts and in our own private funds, as well as certain assets managed by the Credit team in custom, investor-driven mandates and assets under advisement for certain strategies for which we provide model portfolios to managed account sponsors.
2 Reflects AUM obtained in connection with the closing of the Grandview Property Partners acquisition on January 2, 2026.
3 Represents the distribution of realized proceeds from the disposition of assets.
4 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
5 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team
	Growth	Global Equity	U.S. Value	International Value Group	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Grandview Property Partners	Total
June 30, 2026
Beginning assets under management	$31,259	$15,907	$7,880	$54,010	$37,264	$2,537	$15,051	$4,283	$2,446	$4,913	$4,378	$—	$179,928
Gross client cash inflows	3,728	1,040	307	4,714	2,162	865	2,651	524	652	305	1,037	—	17,985
Gross client cash outflows	(8,025)	(2,112)	(6,730)	(6,796)	(2,901)	(377)	(1,202)	(1,324)	(675)	(1,129)	(330)	—	(31,601)
Net client cash flows	(4,297)	(1,072)	(6,423)	(2,082)	(739)	488	1,449	(800)	(23)	(824)	707	—	(13,616)
Acquisitions[1]	—	—	—	—	—	—	—	—	—	—	—	880	880
Realizations[2]	—	—	—	—	—	—	—	—	—	—	—	(58)	(58)
Artisan Funds' distributions not reinvested[3]	—	—	—	(144)	—	—	(211)	—	—	—	(10)	—	(365)
Investment returns and other	2,816	2,050	322	6,584	3,510	483	221	(191)	393	220	197	15	16,620
Ending assets under management	$29,778	$16,885	$1,779	$58,368	$40,035	$3,508	$16,510	$3,292	$2,816	$4,309	$5,272	$837	$183,389
Average assets under management[4]	$29,442	$16,988	$6,767	$55,570	$38,265	$3,076	$15,755	$3,599	$2,557	$4,452	$4,847	$880	$182,187

June 30, 2025
Beginning assets under management	$38,445	$12,934	$7,597	$44,295	$28,679	$1,552	$11,942	$4,100	$2,211	$6,544	$2,909	$—	$161,208
Gross client cash inflows	2,055	401	130	5,205	1,493	291	2,050	414	244	264	700	—	13,247
Gross client cash outflows	(5,623)	(1,597)	(337)	(3,869)	(2,543)	(130)	(1,304)	(412)	(294)	(1,717)	(124)	—	(17,950)
Net client cash flows	(3,568)	(1,196)	(207)	1,336	(1,050)	161	746	2	(50)	(1,453)	576	—	(4,703)
Artisan Funds' distributions not reinvested[3]	—	—	—	(125)	—	—	(182)	—	—	—	(3)	—	(310)
Investment returns and other	1,871	3,423	375	5,365	5,277	334	590	682	379	765	289	—	19,350
Ending assets under management	$36,748	$15,161	$7,765	$50,871	$32,906	$2,047	$13,096	$4,784	$2,540	$5,856	$3,771	$—	$175,545
Average assets under management	$36,731	$13,994	$7,535	$47,765	$30,793	$1,692	$12,406	$4,371	$2,261	$5,890	$3,344	$—	$166,782

______________________________________
1 Reflects AUM obtained in connection with the closing of the Grandview Property Partners acquisition on January 2, 2026.
2 Represents the distribution of realized proceeds from the disposition of assets.
3 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
4 For Grandview Property Partners, average assets under management is for the period beginning January 2, 2026, when the team was acquired.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Vehicle
	Artisan Funds and Artisan Global Funds	Separate Accounts and Other [1]	Total
June 30, 2026
Beginning assets under management	$87,875	$92,053	$179,928
Gross client cash inflows	12,184	5,801	17,985
Gross client cash outflows	(14,282)	(17,319)	(31,601)
Net client cash flows	(2,098)	(11,518)	(13,616)
Acquisitions[2]	—	880	880
Realizations[3]	—	(58)	(58)
Artisan Funds' distributions not reinvested[4]	(365)	—	(365)
Investment returns and other	8,063	8,557	16,620
Net transfers[5]	(28)	28	—
Ending assets under management	$93,447	$89,942	$183,389
Average assets under management	$89,853	$92,334	$182,187

June 30, 2025
Beginning assets under management	$77,614	$83,594	$161,208
Gross client cash inflows	9,486	3,761	13,247
Gross client cash outflows	(10,236)	(7,714)	(17,950)
Net client cash flows	(750)	(3,953)	(4,703)
Artisan Funds' distributions not reinvested[4]	(310)	—	(310)
Investment returns and other	9,099	10,251	19,350
Net transfers[5]	(27)	27	—
Ending assets under management	$85,626	$89,919	$175,545
Average assets under management	$80,938	$85,844	$166,782

______________________________________
1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, Artisan-branded collective investment trusts and in our own private funds, as well as certain assets managed by the Credit team in custom, investor-driven mandates and assets under advisement for certain strategies for which we provide model portfolios to managed account sponsors.
2 Reflects AUM obtained in connection with the closing of the Grandview Property Partners acquisition on January 2, 2026.
3 Represents the distribution of realized proceeds from the disposition of assets.
4 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
5 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2026
(unaudited)

	Composite Inception Date							Average Annual Value-Added [3] Since Inception (bps)
		Strategy AUM (in $MM)[2]	Average Annual Total Returns (%)
Investment Team and Strategy			1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$13,441	11.23%	14.02%	5.37%	13.21%	11.14%	323
MSCI All Country World Index			23.67%	19.68%	10.98%	12.78%	7.91%
Global Discovery Strategy	9/1/2017	$1,885	18.04%	16.81%	6.24%	---	14.15%	486
MSCI All Country World Small Mid Cap Index			23.24%	16.58%	7.22%	---	9.29%
U.S. Mid-Cap Growth Strategy	4/1/1997	$10,359	21.83%	16.06%	3.97%	13.55%	14.51%	449
Russell® Midcap Index			21.63%	16.50%	8.49%	11.99%	10.67%
Russell® Midcap Growth Index			6.17%	15.59%	6.02%	13.04%	10.02%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,981	39.55%	16.74%	2.89%	13.91%	11.12%	261
Russell® 2000 Index			40.78%	18.58%	6.98%	11.62%	9.62%
Russell® 2000 Growth Index			38.74%	18.42%	5.56%	11.96%	8.51%
Franchise Strategy	10/1/2024	$1,112	6.18%	---	---	---	10.59%	(802)
MSCI All Country World Index			23.67%	---	---	---	18.61%
Global Equity Team
Global Equity Strategy	4/1/2010	$420	22.67%	27.67%	11.49%	15.50%	13.85%	352
MSCI All Country World Index			23.67%	19.68%	10.98%	12.78%	10.33%
Non-U.S. Growth Strategy	1/1/1996	$16,465	22.38%	22.62%	11.22%	11.46%	10.51%	463
MSCI EAFE Index			20.23%	16.42%	9.04%	9.65%	5.88%
U.S. Value Team
Value Equity Strategy	7/1/2005	$473	11.32%	13.87%	10.35%	12.58%	9.89%	95
Russell® 1000 Index			22.01%	20.44%	12.65%	15.29%	11.22%
Russell® 1000 Value Index			27.09%	17.76%	11.16%	11.51%	8.94%
U.S. Mid-Cap Value Strategy	4/1/1999	$1,298	8.58%	7.40%	5.00%	8.60%	11.46%	142
Russell® Midcap Index			21.63%	16.50%	8.49%	11.99%	10.06%
Russell® Midcap Value Index			26.62%	16.49%	9.47%	10.62%	10.04%
Value Income Strategy	3/1/2022	$8	14.36%	12.71%	---	---	7.76%	(713)
S&P 500 Index			22.33%	20.59%	---	---	14.89%
International Value Group
International Value Strategy	7/1/2002	$57,099	24.61%	17.59%	12.36%	12.64%	12.33%	519
MSCI EAFE Index			20.23%	16.42%	9.04%	9.65%	7.14%
International Explorer Strategy	11/1/2020	$1,230	21.86%	18.78%	10.76%	---	17.43%	590
MSCI All Country World Index Ex USA Small Cap			19.83%	16.40%	6.30%	---	11.53%
Global Special Situations Strategy	4/1/2025	$39	15.57%	---	---	---	14.65%	636
ICE BofA Global High Yield Index			5.43%	---	---	---	8.29%
Global Value Team
Global Value Strategy	7/1/2007	$38,967	25.16%	22.19%	13.47%	13.42%	10.48%	287
MSCI All Country World Index			23.67%	19.68%	10.98%	12.78%	7.61%
Select Equity Strategy	3/1/2020	$1,068	29.17%	22.97%	13.21%	---	16.60%	(98)
S&P 500 Index			22.33%	20.59%	13.40%	---	17.58%
Sustainable Emerging Markets Team
Sustainable Emerging Markets Strategy	7/1/2006	$3,508	38.12%	23.63%	7.58%	11.69%	7.61%	86
MSCI Emerging Markets Index			43.51%	23.00%	7.19%	10.07%	6.75%
Credit Team
High Income Strategy	4/1/2014	$14,288	5.40%	9.74%	5.61%	7.55%	7.15%	221
ICE BofA US High Yield Index			5.74%	8.78%	4.13%	5.70%	4.94%
Credit Opportunities Strategy	7/1/2017	$417	8.32%	15.28%	11.48%	---	13.09%	1,037
ICE BofA US Dollar 3-Month Deposit Offered Rate Constant Maturity Index			4.07%	4.83%	3.60%	---	2.72%
Floating Rate Strategy	1/1/2022	$290	6.00%	8.64%	---	---	7.09%	91
S&P UBS Leveraged Loan Index			4.29%	7.57%	---	---	6.18%
Custom Credit Solutions [4]	7/1/2025	$1,515	---	---	---	---	---	---

Developing World Team
Developing World Strategy	7/1/2015	$3,292	(8.87)%	13.14%	(1.69)%	12.18%	10.59%	274
MSCI Emerging Markets Index			43.51%	23.00%	7.19%	10.07%	7.85%
Antero Peak Group
Antero Peak Strategy	5/1/2017	$2,562	20.58%	25.33%	13.91%	---	19.92%	473
S&P 500 Index			22.33%	20.59%	13.40%	---	15.19%
Antero Peak Hedge Strategy	11/1/2017	$254	16.89%	22.45%	11.82%	---	14.86%	(12)
S&P 500 Index			22.33%	20.59%	13.40%	---	14.98%
International Small-Mid Team
Non-U.S. Small-Mid Growth Strategy	1/1/2019	$4,309	10.60%	9.67%	1.81%	---	10.96%	58
MSCI All Country World Index Ex USA Small Mid Cap			20.64%	17.08%	6.72%	---	10.38%
EMsights Capital Group
Global Unconstrained Strategy	4/1/2022	$1,825	12.43%	10.86%	---	---	11.07%	693
ICE BofA 3-month Treasury Bill Index			3.84%	4.63%	---	---	4.14%
Emerging Markets Debt Opportunities Strategy	5/1/2022	$1,506	16.00%	13.27%	---	---	13.76%	669
J.P. Morgan EMB Hard Currency/Local Currency 50-50			8.59%	8.26%	---	---	7.07%
Emerging Markets Local Opportunities Strategy	8/1/2022	$1,941	13.99%	10.95%	---	---	12.55%	414
J.P. Morgan GBI-EM Global Diversified Index			7.85%	7.30%	---	---	8.41%
Grandview Property Partners [5]
Grandview Property Partners	---	$837	---	---	---	---	---	---

Total Assets Under Management		$183,389
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including pooled investment vehicles, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 19% of our assets under management at June 30, 2026, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 AUM for Artisan Sustainable Emerging Markets, U.S. Mid-Cap Growth, Value Equity and Global Value strategies includes $381.8 million in aggregate for which Artisan Partners provides investment models to managed account sponsors (generally reported on a lag not exceeding one quarter).
3 Value-added is the amount, in basis points, by which the average annual gross composite return of each of our strategies has outperformed or underperformed its respective benchmark. See Forward-Looking Statements and Other Disclosures for further information on the benchmark indexes used. Value-added for periods less than one year is not annualized.
4 Custom Credit Solutions represents assets managed by the Credit team within custom, investor-driven mandates for which there is no combined performance track record. A portion of these assets under management was previously reported under the High Income strategy.
5 Grandview Property Partners' AUM reflects assets managed across Grandview's flagship fund and co-investment program. Performance information for the Grandview Funds is not reported.